                                                               Page 1 of 4 pages

                                   EXHIBIT 21

                  (All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                            Jurisdiction of
Corporate Name                                               Incorporation
--------------                                               -------------

The Stanley Works                                               Connecticut
       The Farmington River Power Company                       Connecticut
       Stanley Mechanics Tools, Inc.                            Ohio
       Stanley Storage Systems, Inc.                            Connecticut
       Stanley Germany Inc.                                     Delaware
       Stanley International Sales, Inc.                        Delaware
       Stanley Inter-America, Inc.                              Delaware
       Stanley Foreign Sales Corporation                        Virgin Islands
       Stanley Works Financial Inc.                             Delaware
       Stanley Magic-Door, Inc.                                 Delaware
       Stanley Home Automation, Inc.                            Delaware
       General Rental Co., Inc.                                 Florida
       American Brush Company, Inc.                             Massachusetts
       Jensen Tools, Inc.                                       Delaware
       LaBounty Manufacturing, Inc.                             Minnesota
       Stanley-Bostitch, Inc.                                   Delaware
                  Stanley-Bostitch Holding Corporation          Delaware
                           Hartco Company                       Illinois
       The Stanley Works Funding Corporation                    Delaware
       Stanley Mail Media, Inc.                                 Delaware
       Stanley Canada Inc.                                      Ontario, Canada
       Stanley Acmetrack Limited                                Ontario, Canada

                                                               Page 2 of 4 pages

                                   EXHIBIT 21

                                                             Jurisdiction of
                                                             ---------------
                                                              Incorporation
                                                              -------------

(The Stanley Works)
         Stanley Tools (N.Z.) Ltd.                               New Zealand
         Ferramentas Stanley Ltda.                               Brazil
         Herramientas Stanley
         S.A. de C.V.                                            Mexico
         Herramientas Stanley S.A.                               Colombia
         Stanley-Bostitch, S.A. de C.V.                          Mexico
         Stanley Tools SpA                                       Italy
         S.I.C.F.O.-Stanley S.A.                                 France
                  Stanley Europe B.V.                            Netherlands
         Stanley Atlantic, Inc.                                  Delaware
                  The Stanley Works Ltd.                         U.K.
                           Mosley-Stone Ltd.                     U.K.
                           R.J. Lendrum Limited                  U.K.
                  Stanley Works
                  (Nederland) B.V.                               Netherlands
                           Stanley Magic-Door
                           Netherlands B.V.                      Netherlands
                  Placements et Rangements
                  Nirva S.a.R.L.                                 France
                  Societe Civile Immobiliere WAT                 France
                  Stanley Iberica S.A.                           Spain
         Stanley Vaerktoej ApS                                   Denmark
         Stanley Svenska A.B.                                    Sweden
                  Suomen Stanley OY                              Finland

                                                               Page 3 of 4 pages

                                   EXHIBIT 21

                                                              Jurisdiction of
                                                              ---------------
                                                               Incorporation
                                                               -------------

(The Stanley Works)
         Bostitch G.m.b.H.                                       Germany
                  Friess G.m.b.H.                                Germany
         Stanley Bostitch S.A.                                   France
         Soc. de Fab. Bostitch S.A. (Simax)                      France
         Bostitch (Europe) AG                                    Switzerland
         Bostitch AG                                             Switzerland
         S.A. Stanley Works Belgium N.V.                         Belgium
         Stanley International
         Holdings Inc.                                           Delaware
                  Stanley Pacific Inc.                           Delaware/Australia
                      Stanley-Bostitch
                      Pty. Limited                               Australia
         The Stanley Works Pty. Ltd.                             Australia
         Stanley Works Asia Pacific Pte. Ltd.                    Singapore
         The Stanley Works
         (Hong Kong) Ltd.                                        Hong Kong
         The Stanley Works Sales
         (Philippines), Inc.                                     Philippines
         Stanley Tools Ltd.                                      Taiwan
         Chiro Tool Manufacturing Corporation                    Taiwan
         The Stanley Works
                  (Bermuda) Ltd.                                 Bermuda
         The Stanley Works Japan K.K.                            Japan
         Stanley Works Ltd.                                      Thailand
         Stanley Tools Poland Ltd. (51%)                         Poland

                                                               Page 4 of 4 pages

                                   EXHIBIT 21

                                                              Jurisdiction of
                                                              ---------------
                                                               Incorporation
                                                               -------------

(The Stanley Works)
         Tona a.s. (LTD) (78%)                                   Czech Republic
         P.T. Stanley Works Indonesia                            Indonesia
         Stanley Works Malaysia Sdn. Bhd.                        Malaysia
         Stanley Fastening Systems Poland Ltd.                   Poland



The names of certain subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.